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                                                                    Exhibit 23.1



                       Consent of Independent Accountants


The Board of Directors and Shareholders
Safeguard Scientifics, Inc.:


We consent to the use of our reports included herein and incorporated by reference herein and to the reference to our firm under the headings "Selected Financial Data" and "Experts" in the prospectus. Our reports make reference to other auditors who audited the 1998 financial statements of an investee and our opinion, insofar as it relates to the investee, is based solely on the report of the other auditors.

/s/ KPMG LLP

Philadelphia, Pennsylvania
April 6, 2000